Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Third-Quarter 2012 Results

(Houston — November 5, 2012) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income attributable to Plains for the third quarter of 2012 of $165 million, or $0.27 per diluted limited partner unit.  These results include the impact of non-cash asset impairment charges totaling $125 million, primarily related to the Partnership’s determination not to proceed with the development of the Pier 400 terminal project in California.  Such results compare to net income attributable to Plains of $281 million, or $0.74 per diluted limited partner unit for the third quarter of 2011.  The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $470 million for the third quarter of 2012, compared to reported EBITDA of $421 million for the third quarter of 2011.

The Partnership’s reported results include the impact of items that affect comparability between reporting periods.   The impact of items impacting comparability are excluded from adjusted results, as detailed in the table below. Accordingly, the Partnership’s third-quarter 2012 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA were $322 million, $0.73 and $502 million, respectively.  The comparable amounts for the third quarter of 2011 were $274 million, $0.71 and $414 million. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures and their reconciliation to the most directly comparable GAAP measures.)

“Continuing a multi-quarter trend, PAA delivered strong adjusted results for the third quarter of 2012,” said Greg L. Armstrong, Chairman and CEO of Plains All American.  “The environment for crude oil production growth in North America remains very favorable and we continue to experience strong demand for our assets and services. As a result, we have increased our midpoint guidance for adjusted EBITDA to slightly over $2 billion for the full year of 2012, representing a 7% increase over our previous guidance midpoint for 2012.

“We are also expanding our asset base to meet the growing needs of our customers.  Thus far in 2012, we have invested approximately $2.5 billion in organic growth projects and acquisitions and expect to incrementally invest over $1 billion in organic growth projects through the end of 2013.  These investments provide meaningful visibility for increased baseline cash flow and distributions to unitholders.”

Armstrong added, “In addition to delivering solid operating and financial results, we ended the quarter with a strong balance sheet, credit metrics favorable to our targets and approximately $2.4 billion of committed liquidity.  As a result, we are well positioned to finance our growth while maintaining a solid financial position.”

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Selected Items Impacting Comparability - Income / (Loss) (1) (2):
Gains/(losses) from derivative activities net of inventory valuation adjustments (3)	$(31)	$30	$(18)	$71
Asset impairments (4)	(125)	—	(125)	—
Equity compensation expense (5)	(12)	(6)	(50)	(40)
Net loss on early repayment of senior notes	—	—	—	(23)
Net gain/(loss) on foreign currency revaluation	11	(17)	(6)	(17)
Significant acquisition-related expenses	—	—	(13)	(4)
Other (6)	—	—	1	2
Selected items impacting comparability of net income attributable to Plains	$(157)	$7	$(211)	$(11)

Impact to basic net income per limited partner unit	$(0.46)	$0.02	$(0.64)	$(0.03)
Impact to diluted net income per limited partner unit	$(0.46)	$0.03	$(0.63)	$(0.03)

(1)             Per-unit amounts are presented as adjusted for the two-for-one unit split effected on October 1, 2012.

(2)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(3)             Includes mark-to-market gains and losses resulting from derivative instruments that are related to underlying activities in future periods or the reversal of mark-to-market gains and losses from the prior period net of inventory valuation adjustments.

(4)    Asset impairments are reflected in “Depreciation and amortization” on our Consolidated Statements of Operations and do not impact the comparability of EBITDA.

(5)             Equity compensation expense for the three and nine months ended September 30, 2012 and 2011 excludes the portion of equity compensation expense represented by grants under our Long-term Incentive Plans (“LTIPs”) that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

(6)             Includes other immaterial selected items impacting comparability, as well as the noncontrolling interests’ portion of selected items.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

The following tables present certain selected financial information by segment for the third quarter (amounts in millions):

	Three Months Ended			Three Months Ended
	September 30, 2012			September 30, 2011
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$364	$262	$9,049	$300	$191	$8,545
Purchases and related costs (1)	(36)	(29)	(8,776)	(34)	(45)	(8,259)
Field operating costs (excluding equity compensation expense) (1)	(119)	(72)	(101)	(97)	(38)	(84)
Equity compensation expense - operations	(3)	—	(1)	(1)	—	—
Segment G&A expenses (excluding equity compensation expense) (2)	(23)	(16)	(24)	(16)	(11)	(20)
Equity compensation expense - general and administrative	(8)	(5)	(5)	(4)	(2)	(3)
Equity earnings in unconsolidated entities	9	—	—	4	—	—
Reported segment profit	$184	$140	$142	$152	$95	$179
Selected items impacting comparability of segment profit (3)	6	2	27	3	1	(18)
Segment profit excluding selected items impacting comparability	$190	$142	$169	$155	$96	$161

Maintenance capital	$26	$17	$4	$17	$6	$2

	Nine Months Ended			Nine Months Ended
	September 30, 2012			September 30, 2011
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$1,043	$785	$27,368	$864	$516	$24,567
Purchases and related costs (1)	(100)	(168)	(26,414)	(88)	(88)	(23,794)
Field operating costs (excluding equity compensation expense) (1)	(343)	(204)	(308)	(293)	(122)	(225)
Equity compensation expense - operations	(12)	(2)	(2)	(6)	(1)	(1)
Segment G&A expenses (excluding equity compensation expense) (2)	(73)	(48)	(77)	(49)	(35)	(67)
Equity compensation expense - general and administrative	(24)	(19)	(23)	(21)	(11)	(16)
Equity earnings in unconsolidated entities	25	—	—	9	—	—
Reported segment profit	$516	$344	$544	$416	$259	$464
Selected items impacting comparability of segment profit (3)	27	18	43	18	14	(50)
Segment profit excluding selected items impacting comparability	$543	$362	$587	$434	$273	$414

Maintenance capital	$78	$34	$11	$52	$16	$9

(1)             Includes intersegment amounts.

(2)             Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time.  The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period. Includes acquisition-related expenses for both the 2012 and 2011 periods.

(3)             Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Adjusted Transportation segment profit in the third quarter of 2012 increased by 23% over comparable 2011 results.  This increase was primarily driven by higher revenues from acquisitions completed late in 2011 and early in 2012, organic growth capacity expansions, increased pipeline volumes and higher average pipeline tariffs.  These increases in revenue were partially offset by higher operating and general and administrative expenses, commensurate with the growth of the business.

Adjusted Facilities segment profit in the third quarter of 2012 increased 48% over comparable 2011 results.  This increased profitability is primarily related to capacity additions from the BP NGL acquisition and recently completed organic growth projects.

Adjusted Supply and Logistics segment profit in the third quarter of 2012 increased 5% over comparable 2011 results.  This increase was primarily due to favorable crude oil market conditions and increased crude oil lease gathering and NGL sales volumes.

The Partnership’s basic weighted average units outstanding for the third quarter of 2012 was 329 million units (331 million diluted) as compared to 299 million units (300 million diluted) in last year’s third quarter.  At the end of the third quarter, the Partnership had approximately 331.6 million units outstanding. These amounts have been adjusted for the two-for-one unit split effected on October 1, 2012.  The Partnership had long-term debt of approximately $5.8 billion and a long-term debt-to-total capitalization ratio of 46% at the end of the third quarter.

The Partnership has declared a quarterly distribution of $0.5425 per unit ($2.17 per unit on an annualized basis) payable November 14, 2012, on its outstanding limited partner units.  This distribution represents an increase of approximately 9.0% over the quarterly distribution paid in November 2011 and an increase of approximately 1.9% over the quarterly distribution paid in August 2012.

The Partnership will hold a conference call at 9:00 AM (Central) on November 6, 2012 (see details below).  Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the fourth-quarter and full-year 2012 as well as preliminary financial guidance for 2013.  A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future. These measures include adjusted EBITDA and implied distributable cash flow (“DCF”).  Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), (iii) items that are not indicative of our core operating results and business outlook and/or (iv) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “Selected Items Impacting Comparability.” These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. A full analysis of these types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Conference Call

The Partnership will host a conference call at 9:00 AM (Central) on Tuesday, November 6, 2012 to discuss the following items:

1.              The Partnership’s third-quarter 2012 performance;

2.              The status of major expansion projects;

3.              Capitalization and liquidity;

4.              Financial and operating guidance for the fourth-quarter and full-year 2012;

5.              Preliminary 2013 adjusted EBITDA guidance and growth capital investments; and

6.              The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, you may access the live conference call by dialing toll free (800) 230-1085. International callers should dial (612) 332-0226.  No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial (800) 475-6701, or, for international callers, (320) 365-3844, and replay access code 260375.  The replay will be available beginning Tuesday, November 6, 2012, at approximately 11:00 AM (Central) and continue until 11:59 PM (Central) Thursday, December 6, 2012.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; failure to implement or capitalize, or delays in implementing or capitalizing, on planned internal growth projects; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the processing, transportation, fractionation, storage and marketing of natural gas liquids. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE: PNG), PAA owns and operates natural gas storage facilities. PAA is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

REVENUES	$9,354	$8,837	$28,358	$25,390

COSTS AND EXPENSES
Purchases and related costs	8,524	8,142	25,855	23,423
Field operating costs	292	217	860	638
General and administrative expenses	81	56	264	199
Depreciation and amortization (2)	210	65	356	191
Total costs and expenses	9,107	8,480	27,335	24,451

OPERATING INCOME	247	357	1,023	939

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	9	4	25	9
Interest expense	(74)	(62)	(214)	(190)
Other income/(expense), net	4	(5)	6	(24)

INCOME BEFORE TAX	186	294	840	734
Current income tax expense	(10)	(7)	(32)	(25)
Deferred income tax (expense)/benefit	(3)	1	(11)	(3)

NET INCOME	173	288	797	706
Less: Net income attributable to noncontrolling interests	(8)	(7)	(23)	(18)
NET INCOME ATTRIBUTABLE TO PLAINS	$165	$281	$774	$688

NET INCOME ATTRIBUTABLE TO PLAINS:
LIMITED PARTNERS	$89	$221	$554	$520
GENERAL PARTNER	$76	$60	$220	$168

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.27	$0.74	$1.71	$1.77

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.27	$0.74	$1.70	$1.76

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	329	299	322	294

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	331	300	325	296

(1)             Unit and per-unit amounts are presented as adjusted for the two-for-one unit split effected on October 1, 2012.

(2)             For both the three and nine months ended September 30, 2012, includes impairment losses of approximately $125 million, primarily related to the Pier 400 terminal project.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
OPERATING DATA (1)	2012	2011	2012	2011

Transportation activities (average daily volumes in thousands of barrels):
Crude Oil Pipelines
All American	38	38	31	36
Basin	474	443	495	432
Capline	159	121	144	165
Line 63/Line 2000	131	126	126	114
Salt Lake City Area Systems (2)	146	142	141	139
Permian Basin Area Systems (2)	451	408	450	402
Mid-Continent Area Systems (2)	257	217	247	217
Manito	51	65	59	66
Rainbow	142	96	147	132
Rangeland	57	60	60	57
Other	1,141	1,096	1,140	1,063
NGL Pipelines	264	—	163	—
Refined Products Pipelines	112	104	114	99
Tariff activities total	3,423	2,916	3,317	2,922
Trucking	107	109	103	104
Transportation activities total	3,530	3,025	3,420	3,026

Facilities activities (average monthly volumes):
Crude oil, refined products and NGL storage (average monthly capacity in millions of barrels)	94	71	88	69
Natural gas storage (average monthly capacity in billions of cubic feet)	89	75	82	69
NGL fractionation (average throughput in thousands of barrels per day)	100	16	73	14
Facilities activities total (average monthly capacity in millions of barrels) (3)	111	84	104	81

Supply and Logistics activities (average daily volumes in thousands of barrels):
Crude oil lease gathering purchases	811	748	808	731
NGL sales	179	77	155	97
Waterborne cargos	5	27	3	28
Supply and Logistics activities total	995	852	966	856

(1)             Volumes associated with acquisitions represent total volumes for the number of days or months we actually owned the assets divided by the number of days or months in the period.

(2)             The aggregate of multiple systems in the respective areas.

(3)             Facilities total is calculated as the sum of: (i) crude oil, refined products and NGL storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets	$4,813	$4,351
Property and equipment, net	9,348	7,740
Goodwill	2,119	1,854
Linefill and base gas	714	564
Long-term inventory	287	135
Investments in unconsolidated entities	289	191
Other, net	617	546
Total assets	$18,187	$15,381

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,886	$4,511
Senior notes, net of unamortized discount	5,511	4,262
Long-term debt under credit facilities and other	300	258
Other long-term liabilities and deferred credits	565	376
Total liabilities	11,262	9,407

Partners’ capital excluding noncontrolling interests	6,420	5,450
Noncontrolling interests	505	524
Total partners’ capital	6,925	5,974
Total liabilities and partners’ capital	$18,187	$15,381

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CREDIT RATIOS

(in millions)

	September 30,	December 31,
	2012	2011
Short-term debt	$834	$679
Long-term debt	5,811	4,520
Total debt	$6,645	$5,199

Long-term debt	5,811	4,520
Partners’ capital	6,925	5,974
Total book capitalization	$12,736	$10,494
Total book capitalization, including short-term debt	$13,570	$11,173

Long-term debt-to-total book capitalization	46%	43%
Total debt-to-total book capitalization, including short-term debt	49%	47%

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT (1)

(in millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Numerator for Basic and Diluted Net Income per Limited Partner Unit:
Net income attributable to Plains	$165	$281	$774	$688
Less: General partner’s incentive distribution (2)	(74)	(55)	(208)	(158)
Less: General partner 2% ownership (2)	(2)	(5)	(12)	(10)
Net income available to limited partners	89	221	554	520
Less: Undistributed earnings allocated and distributions to participating securities (2)	(1)	—	(3)	—
Net income available to limited partners in accordance with application of the two-class method for MLPs	$88	$221	$551	$520

Denominator for Basic and Diluted Net Income per Limited Partner Unit:
Basic weighted average number of limited partner units outstanding	329	299	322	294
Effect of dilutive securities: Weighted average LTIP units (3)	2	1	3	2
Diluted weighted average number of limited partner units outstanding	331	300	325	296

Basic net income per limited partner unit	$0.27	$0.74	$1.71	$1.77

Diluted net income per limited partner unit	$0.27	$0.74	$1.70	$1.76

(1)       Unit and per-unit amounts are presented as adjusted for the two-for-one unit split effected on October 1, 2012.

(2)       We calculate net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

(3)       Our LTIP awards that contemplate the issuance of common units are considered dilutive unless (i) vesting occurs only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. LTIP awards that are deemed to be dilutive are reduced by a hypothetical unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and excluding selected items impacting comparability (“Adjusted EBITDA”) reconciliations
Net Income	$173	$288	$797	$706
Add: Interest expense	74	62	214	190
Add: Income tax expense	13	6	43	28
Add: Depreciation and amortization	210	65	356	191
EBITDA	$470	$421	$1,410	$1,115
Selected items impacting comparability of EBITDA (1)	32	(7)	87	13
Adjusted EBITDA	$502	$414	$1,497	$1,128

(1)       Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$502	$414	$1,497	$1,128
Interest expense	(74)	(62)	(214)	(190)
Maintenance capital	(47)	(25)	(123)	(77)
Current income tax expense	(10)	(7)	(32)	(25)
Equity earnings in unconsolidated entities, net of distributions	1	2	2	7
Distributions to noncontrolling interests (1)	(12)	(12)	(36)	(35)
Other	—	—	—	(1)
Implied DCF	$360	$310	$1,094	$807

(1)       Includes distributions that pertain to the current quarter’s net income and are to be paid in the subsequent quarter.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Cash flow from operating activities reconciliation
EBITDA	$470	$421	$1,410	$1,115
Current income tax expense	(10)	(7)	(32)	(25)
Interest expense	(74)	(62)	(214)	(190)
Net change in assets and liabilities, net of acquisitions	125	418	(366)	796
Other items to reconcile to cash flows from operating activities:
Equity compensation expense	22	10	82	56
Net cash provided by operating activities	$533	$780	$880	$1,752

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS (1)

(in millions, except per unit data) (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Basic Adjusted Net Income per Limited Partner Unit
Net income attributable to Plains	$165	$281	$774	$688
Selected items impacting comparability of net income attributable to Plains	157	(7)	211	11
Adjusted net income attributable to Plains	322	274	985	699
Less: General partner’s incentive distribution (2)	(74)	(55)	(208)	(158)
Less: General partner 2% ownership (2)	(5)	(5)	(16)	(10)
Adjusted net income available to limited partners	243	214	761	531
Less: Undistributed earnings allocated and distributions to participating securities (2)	(2)	—	(5)	—
Adjusted limited partners’ net income	$241	$214	$756	$531

Basic weighted average number of limited partner units outstanding	329	299	322	294

Basic adjusted net income per limited partner unit	$0.73	$0.72	$2.35	$1.80

Diluted Adjusted Net Income per Limited Partner Unit
Net income attributable to Plains	$165	$281	$774	$688
Selected items impacting comparability of net income attributable to Plains	157	(7)	211	11
Adjusted net income attributable to Plains	322	274	985	699
Less: General partner’s incentive distribution (2)	(74)	(55)	(208)	(158)
Less: General partner 2% ownership (2)	(5)	(5)	(16)	(10)
Adjusted net income available to limited partners	243	214	761	531
Less: Undistributed earnings allocated and distributions to participating securities (2)	(1)	—	(3)	—
Adjusted limited partners’ net income	$242	$214	$758	$531

Diluted weighted average number of limited partner units outstanding	331	300	325	296

Diluted adjusted net income per limited partner unit	$0.73	$0.71	$2.33	$1.79

(1)      Unit and per-unit amounts are presented as adjusted for the two-for-one unit split effected on October 1, 2012.

(2)      We calculate adjusted net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

Contacts :

Roy I. Lamoreaux	Al Swanson

Director, Investor Relations	Executive Vice President, CFO

(713) 646-4222 — (800) 564-3036	(800) 564-3036

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036